UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 14, 2010

NCR CORPORATION

(Exact Name of Registrant Specified in Charter)

Commission File Number 001-00395

Maryland	31-0387920
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

3097 Satellite Boulevard

700 Building

Duluth, Georgia 30096

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 445-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240, 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240, 13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	On March 14, 2010, the Board of Directors of NCR Corporation (“NCR” or the “Company”) appointed Robert Fishman (“Mr. Fishman”) to serve as the Company’s Senior Vice President, Chief Financial Officer and Chief Accounting Officer, effective immediately. Mr. Fishman has served as Interim Chief Financial Officer and Chief Accounting Officer since October 2009, and previously served as Vice President and Corporate Controller and in various other key financial roles for NCR since joining the Company in June 1993.

In connection with Mr. Fishman’s appointment, the Compensation and Human Resource Committee of the Company’s Board of Directors (the “Committee”), approved certain changes to Mr. Fishman’s compensation as outlined below.

•	Base Salary - Annual base salary will be $400,000 effective March 14, 2010.

•

Short-Term Incentive Award - Annual cash target bonus under the Company’s Management Incentive Plan (“MIP”), which was approved by stockholders in 2006, will be 100% of base salary based on core financial objectives, plus 10% of base salary based on customer success objectives. The actual cash payout relating to the core financial objectives can range between 0% and 200% of the target bonus, determined by the Committee based on NCR’s achievement of such objectives, further adjusted by each executive officer’s individual contribution towards achieving these results.

•

Long-Term Incentive Award - An equity award to recognize Mr. Fishman’s promotion comprised of performance-based restricted stock units of NCR Common Stock with an award value equal to $600,000, where 100% of the award will be earned, and will subsequently vest on the third anniversary of the grant date subject to Mr. Fishman’s continued employment with the Company, if NCR achieves a Non-pension Operating Income (NPOI) performance goal established by the Committee for the 2010 fiscal year. Acceptance of this award is subject to an award agreement that includes these terms, as well as the other applicable standard terms and conditions included in the form of 2010 performance-based restricted stock unit agreement approved by the Committee.

•

Standard Executive Benefits - Mr. Fishman is eligible to participate in NCR’s executive benefit programs currently available to the executive officers and as established by the Committee from time to time. These benefits include the Executive Medical Exam Program, which provides up to $5,000 per year for a comprehensive annual physical examination, the Executive Financial Planning Program, which provides an annual payment of $12,000, less applicable taxes, to be used for individual financial planning needs, and he is eligible for benefits under NCR’s Executive Relocation Policy. Also, as Chief Financial Officer, Mr. Fishman will continue to participate in the NCR Change in Control Severance Plan with a Tier II benefit level. Lastly, as an executive officer Mr. Fishman is subject to NCR’s executive stock ownership requirement and is also subject to the NCR Executive Compensation Recovery Policy.

Mr. Fishman entered into a letter agreement with the Company that incorporates the compensation terms above. In addition, the letter agreement contains customary non-competition, non-solicitation/non-hire and confidentiality provisions.

A copy of the Company’s press release announcing the appointment of Mr. Fishman is attached hereto as Exhibit 99.1 and hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press release dated March 18, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCR Corporation

Dated: March 18, 2010	By:	/s/ Nelson F. Greene
Nelson F. Greene
Secretary